Table of Contents

Preliminary Offering Circular dated January 28, 2020

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Zicix Corporation

$3,000,000

100,000,000 SHARES OF COMMON STOCK

$0.03 PER SHARE

This is the public offering of securities of Zicix Corporation, a Nevada corporation. We are offering 100,000,000 shares of our common stock, par value $0.001 ("Common Stock"), at an offering price of $0.03 per share (the "Offered Shares") by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 10,000 Offered Shares ($300); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “ZICX.”

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.03	$3,000,000.00
Underwriting Discounts and Commissions (3)	$0.000	$0
Proceeds to Company	$0.03	$3,000,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.
(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through our online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(3)	We are offering these securities without an underwriter.
(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $80,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.005 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Zicix Corporation", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Zicix Corporation

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Issuer has used no other Corporate name following a January 24, 2011 Corporate Resolution changing the Corporate name from Bederra Corporation to ZICIX Corporation. Date and state (or jurisdiction) of incorporation (also describe any changes to incorporation since inception, if applicable) Please also include the issuer’s current standing in its state of incorporation (e.g. active, default, inactive): Incorporated: February 1979, in the State of Nevada

The Issuer has used no other Corporate name following a January 24, 2011 Corporate Resolution changing the Corporate name from Bederra Corporation to ZICIX Corporation. Date and state (or jurisdiction) of incorporation (also describe any changes to incorporation since inception, if applicable) Please also include the issuer’s current standing in its state of incorporation (e.g. active, default, inactive): Incorporated: February 1979, in the State of Nevada

Our mailing address is  14439 N.W Military Hwy #108-188,San Antonio, TX 78231. Our telephone number is 210-260-3125 Our website is www.ZicixGroup.com and our email address is lInfo@ZicixCoupons.com .

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol ZICX.

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THE OFFERING

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Issuer:	Zicix Corporation

Securities offered:	A maximum of 100,000,000 shares of our common stock, par value $0.001 ("Common Stock") at an offering price of $0.03 per share (the "Offered Shares"). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	666,065,852 issued and outstanding as of January 10, 2020

Number of shares of Common Stock to be outstanding after the offering	766,065,852 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.03

Maximum offering amount:	100,000,000,000 shares at $0.03 per share, or $3,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol "ZICX."

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $1,920,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See "Risk Factors."

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute "Forward-Looking Statements."

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is a development stage enterprise and has not commenced planned principal operations. The Company had minimal revenues and has incurred losses of $43283 for the year ended December 31, 2019. In addition, the Company incurred losses of $1,634952 for the period since inception through December 31, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification ofliabilities that might be necessary should the Company be unable to continue as a going concern. The Company will need additional working capital to continue or to be successful in any future business activities. There fore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management plans to seek debt or equity financing, or a combination of both, to raise the necessary working capital.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

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The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 1. Operations and Basis of Presentation – Going Concern for further information.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of Zicix Corporation has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;
•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

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We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the CBD industry, which is rapidly transforming. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream, but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our website, add to our inventory, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically William A Petty. We have an Employment Agreement in place with Ms. Nelson. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

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We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;
•	Maintain a system of management controls; and
•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business selling cannabis-based products or other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar products and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

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We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the  price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

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Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	our issuance of additional securities, including debt or equity or a combination thereof;
•	announcements of technological innovations or new products by us or our competitors;
•	loss of any strategic relationship;
•	industry developments, including, without limitation, changes in competition or practices;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 900,000,000 shares of common stock. We have issued and outstanding, as of January 12, 642,365,852 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

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Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

Because directors and officers currently and for the foreseeable future will continue to control Zicix Corporation, it is not likely that you will be able to elect directors or have any say in the policies of Zicix Corporation

 Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Zicix Corporation beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales and distribution of our products.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage inventory, ship products, manage sales and marketing activities and maintain efficient operations through our telephone and proprietary management information system. A significant disruption in its telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

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Online security breaches could harm our business.

The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in our website. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud,  or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other  developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party that is able to circumvent our security systems could steal proprietary information or cause interruptions in our operations. Our insurance policies’ limits may not be adequate to reimburse us for losses caused by security breaches. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Government regulation and legal uncertainties relating to the Internet and online commerce could negatively impact our business operations.

Online commerce is rapidly changing, and federal and state regulation relating to the Internet and online commerce is evolving. The U.S. Congress has enacted Internet laws regarding online privacy, copyrights and taxation. Due to the increasing popularity of the Internet, it is possible that additional laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. The adoption or modification of laws or regulations applicable to the Internet could harm our business operations.

Changing technology could adversely affect the operation of our website.

The Internet, online commerce and online advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer preferences. Our future success will depend on our ability to adapt to rapidly changing technologies and address its customers’ changing preferences. However, we may experience difficulties that delay or prevent us from being able to do so.

Statements Regarding Forward-looking Statements

This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $100,000) will be $2,900,000. We will use these net proceeds for the following.

If 25% of the Shares offered are sold:

Percentage of	Offering	Approximate Offering	Total Net Offering	Principal Uses of Net
Offering Sold	Proceeds	Expenses	Proceeds	Proceeds
Marketing				$100,000
Acquisitions				$400,000
Working Capital				$175,000
25.00%	$750,000	$75,000	$675,000.00	$675,000

If 50% of the Shares offered are sold:

Percentage of	Offering	Approximate Offering	Total Net Offering	Principal Uses of Net
Offering Sold	Proceeds	Expenses	Proceeds	Proceeds
Marketing				$200,000
Acquisitions				$800,000
Working Capital				$350,000
50.00%	$1,500,000	$150,000	$1,350,000	$1,350,000

If 75% of the Shares offered are sold:

Percentage of	Offering	Approximate Offering	Total Net Offering	Principal Uses of Net
Offering Sold	Proceeds	Expenses	Proceeds	Proceeds
Marketing				$315,000
Acquisitions				$1,000,000
Working Capital				$785,000
75.00%	$2,250,000	$150,000	$2,100,000	$2,100,000

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If 100% of the Shares offered are sold:

Percentage of	Offering	Approximate Offering	Total Net Offering	Principal Uses of Net
Offering Sold	Proceeds	Expenses	Proceeds	Proceeds
Marketing				$500,000
Acquisitions				$1,500,000
Working Capital				$850,000
100.00%	$3,000,000	$150,000	$2,850,000	$2,850,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2019 was $(230868) or $(0.000) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $2,000,000, $1,500,000, $1,000,000 and $500,000, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	$0.03	$0.03	$0.03	$0.03

Historical net tangible book value per share as of December 31, 2019 (1) ($)	.0000	.0000	.0000	.0000

Increase in net tangible book value per share attributable to new investors in this offering (2) ($)	.0012	.0003	.0002	.0001

Net tangible book value per share, after this offering ($)	.0090	.0026	.0017	.0007

Dilution per share to new investors ($)	.0291	.0274	.0283	.0293

(1)	Based on net tangible book value as of December 31, 2019 of $(230,868) or $0.0000 per share of Common Stock and 666,065,852 issued and outstanding as of January 3, 2020.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the Underwriter. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;
•	our history and prospects and the history of and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to our website, click on the "Invest Now" button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

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Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company's entire acquisition plan, it may have to raise additional funds in the next twelve months.

The Company expects to increase the number of employees at the corporate level.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our services and products. These include expenses related to purchasing equipment, colocation, marketing, providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

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General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any May 31 before that time, we would cease to be an "emerging growth company" as of the following May 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due in 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

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Zicix Corporation

______

Summary

Zicix Corporation was originally founded as a service provider to the Healthcare industry, and has recently been restructured with the intention of acquiring and developing technology applications designed for service companies in other industries.

BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under "Special Note Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading "Risk Factors" or elsewhere in this Offering Circular.

The Loyalty And Incentive Industry

The loyalty and incentive industry is an estimated $85 billion industry that spends in excess of $7 billion to distribute over 250 billion coupons annually. With over 97% of all promotions being paper based, the industry faces challenges including:

➢	Lack of programs that truly provide incentives for loyal consumer behavior.

➢	Low redemption rates for paper coupons averaging 1.5 - 2%.

➢	Inability to capture and report timely, accurate marketing data.

➢	Limited ability to deliver consumer specific targeted offers and incentives.

➢	Coupon fraud that is estimated to cost between $370 million to $1.1 billion annually.

➢	Rising physical distribution costs of paper coupons driving Consumer Packaged Goods ("CPG") companies to seek alternate electronic distribution channels.

➢	Inefficient, costly and manual-labor intensive settlement processing for redeemed coupons (each coupon is handled an estimated 32 times during the clearing cycle).

The Solution

SmartCard Inc. ("SmartCard" or the "Company") is a leading provider of electronic loyalty and coupon systems that enable the (1) secure electronic distribution of loyalty and coupon offers and promotions inside the merchant’s store and through the Internet and (2) the secure and accurate backend processing, settlement and reporting for both electronic loyalty and coupon promotions and paper based coupons and promotions. The system is unique in its’ ability to enable business partners to address key market opportunities including:

➢	Customizable, cost effective merchant loyalty programs capable of addressing the long- term loyalty program needs of large, mid-size and small merchants enabling them to identify and reward frequent buyers with a broad range of promotional incentives.

➢	Distribution of electronic promotions directly to the merchant’s Point Of Sale ("POS") networks via the Internet drastically reducing coupon distribution costs while increasing redemption rates through the use of targeted promotion and coupon offers.

➢	Automation of the paper coupon redemption and settlement process eliminating several costly steps in the settlement process and reducing fraud which is estimated to cost CPG companies over 10% of the $3.7 billion value of redeemed coupons.

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The Company is positioned to become the leading provider of electronic promotion processing including the distribution, redemption and clearing of loyalty promotions and coupons based upon the following key assets:

➢	Unique, low cost merchant-based (in-store) system that enables the implementation, distribution, redemption and clearing of loyalty promotions and coupons.

➢	Relationships with key strategic allies News America Marketing, the worlds largest distributor of in-store coupons, MBC Direct a Houston, Texas based company with a strong marketing focus supporting the Company’s initiatives, and QLinks America, a Colorado based company that is bringing complimentary promotion tools to the market.

➢	Proven technology and management team.

➢	Patents. SmartCard has secured the issuance of over twenty (20) patents and currently has a number of patent applications pending.

SmartCard’s Products

SmartCard’s products enable merchants and CPG manufacturers to easily administer and operate loyalty, promotion and coupon programs. SmartCard’s core products consist of the following:

➢	LoyaltyExpress – a web based software tool for the authoring and publishing of loyalty programs with rewards triggered by frequency, recency, or monetary program rules.

➢	CouponExpress – a web based software tool for the authoring and publishing of electronic coupons and promotions.

➢	StoreFront Central – host coupon & loyalty gateway server supporting the distribution of promotions to store locations and the business rules for merchant loyalty programs.

In addition to these core products, the company has designed and developed multiple complimentary products, including a backend promotion and coupon clearing and settlement program and other tools that further enhance and expand the loyalty, promotion and coupon product offerings and operations.

LoyaltyExpress

LoyaltyExpress® provides merchants with an advanced loyalty application that:

➢	Enables merchants to reward customers based upon recency, frequency, and monetary parameters so that customers are rewarded based upon activities designated by the merchant;
➢	Utilizes existing loyalty cards, the registration of existing payment cards or the introduction of new cards;
➢	Provides support for manufacturer’s SKU based loyalty accumulation and instant redemption of promotions;
➢	Provides low cost multi-lane solutions with real time integration to POS networks,
➢	Enables standalone implementations utilizing Verifone 3750 payment terminals,
➢	Enjoys seamless integration with CouponExpress®, SmartCard’s electronic coupon authoring and publishing application,
➢	Provides support for multi-level merchant definitions including coalitions, or multi- merchant loyalty programs.

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SmartCard’s LoyaltyExpress software package provides a broad range of features that may be customized to fit the specific and unique needs of each merchant. Some of these features include (1) electronic voucher or gift certificate programs; (2) points programs; (3) multi-tiered pricing programs; (4) electronic punch-card programs; (5) school contribution programs; (6) charitable programs; and (7) cross-merchant promotion programs.

CouponExpress

CouponExpress® is a web based application that allows merchants, manufacturers or membership organizations to create, maintain, and publish promotional offers to Internet sites. Unlike most print at home coupon solutions, CouponExpress® provides a secure, direct delivery of the coupon or promotion to a participating merchant's POS network or payment terminal eliminating the need to cut and carry coupons before shopping. Key features of the StoreFront CouponExpress® product include:

➢	POS system independent,
➢	Coupons delivered from Internet sites or other Internet means,
➢	Unlimited number of promotions may be published and distributed,
➢	Secure delivery of promotion to POS network eliminating most cases of coupon fraud,
➢	Less expensive to distribute than paper coupons,
➢	Higher redemption rates then paper coupons,
➢	Near real time delivery of program results, and
➢	More convenient for the consumer.

CouponExpress® has been designed to be user-friendly for Consumers, Merchants and Consumer Package Goods (CPG) companies.

StoreFront Central

StoreFront Central is the software that administers the Loyalty programs and electronic coupon programs, enables the downloading of offers directly to the retail locations; communicates with the software located within the retail location; and finally, captures the redemption information for either the coupons or the loyalty transaction events enabling the clearing or settlement of coupons and promotions.

SmartCard will be a Delaware corporation based in Athens, Georgia. With the implementation of the Company’s business plan, merchants will have access to the tools needed to create and quickly implement effective loyalty promotion programs and distribute electronic coupons.

Additionally, as SmartCard’s system achieves market penetration, a dramatic and long overdue shift in the distribution, processing and clearing of Consumer Packaged Goods manufacturer coupons will be accelerated.

Revenue Model

The Company’s revenue comes from each of the following core lines of business:

➢	Multi-year software license fees from merchants or service providers utilizing the SmartCard platform; the Company projects these fees to be paid as monthly service fees ranging from $25 to $75 per store;

➢	Promotional set-up fees per product per cycle and transaction or distribution fees ranging from 3 to 10 cents per distributed promotion from CPG companies and merchants;

➢	Transaction or redemption/clearing fees ranging from 3 to 8 cents per redeemed and cleared coupon from CPG companies and merchants;

➢	Licensing of intellectual properties.

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Summary

SmartCard has developed a number of new and exciting promotion and coupon technologies. The Company's technology provides the infrastructure for a powerful loyalty program featuring multiple electronic coupon distribution methods and an automated-electronic coupon redemption system. The Company has conducted and successfully completed extensive field-testing of its technologies.

Capitalizing upon the technologies that have been developed and tested, SmartCard is now poised to market and sell its promotion, loyalty and coupon products and services. The efficient, easy to install and use SmartCard system creates significant benefits for consumers, merchants and manufacturers and eliminates many of the inefficiencies and problems inherent in the existing promotion, loyalty and coupon programs on the market today.

SmartCard has also assembled a formidable portfolio of patents and intellectual properties. These extensive intellectual properties and technologies give SmartCard a competitive advantage.

With a solid foundation established, SmartCard is strategically positioned to introduce its products and services and implement its systems on a mass scale.

Introduction

SmartCard Inc. ("SmartCard" or the "Company") was organized in July 2016 as a Georgia corporation. In 2017 it will be incorporated in Delaware. The company was organized to engage in research and development activities with a focus upon the development of smart card based loyalty technologies with the objective of delivering, redeeming and processing electronic coupons and promotions delivered inside a store. Due to the delayed deployment of a U.S. smart card payment infrastructure, the company established new initiatives in 2016 to refocus its product offering to address the merchant loyalty market, the electronic coupon market and the inefficiencies in the paper coupon redemption process. Today the company has proven technologies to address:

➢	The expansion of merchant loyalty programs with the objective of providing easy to use, customizable loyalty programs for merchants,
➢	Internet coupon offerings from merchants' or manufacturers' with the electronic coupons delivered directly to a POS network targeting the 8.4 billion coupons generated on-line,

➢	The automation of the settlement and reporting of redeemed paper coupons enabling the company to target the processing and accumulation of purchase information from the over 5.6 billion paper coupons that are redeemed annually.

Combined with past investments in coupon and promotion delivery platforms, the Company has a truly advanced solution for today’s merchant loyalty market, the Internet based coupon distribution market and the manual-labor intensive coupon processing industry.

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Coupon Industry Facts & Figures

The coupon industry is alive and well:

➢	79% of the United States population uses coupon, and 69% of the primary shoppers report that they almost always check or clip coupons as part of their shopping behavior (CMS, Carolina Manufacturer’s Services).

➢	Over 50% of the Sunday newspapers are purchased for the coupons (CMS).

➢	More than 50% of the people who shop on the web prefer to conclude the purchase offline (NPD Group).

➢	Online information drives 4 offline transactions for every 1 online transaction (aQuantive).

➢	There were 335 billion coupons distributed in 2015 in the USA and 4.5 billion were redeemed (CMS)

➢	Online advertisements lift offline retail purchases be 19% (Yahoo/ACNielsen).

➢	The Internet will influence nearly half of total retail sales in 2015 (Jupiter Research 2015).

➢	63% of all purchases resulting from online search occur offline (ComScore, 2015).

➢	52% of the customers go online before buying offline (Yahoo/OMD, 2016).

➢	Internet Base coupon usage grew 111% in 2015, and another 365% in 2016. Internet coupons still represent less than 1% of the 335 billion coupons printed in 2016 (CMS).

➢	35% of all online searches are local (Kelsey Group).

➢	45% of all local searches have buying intent (Kelsey Group / Bizrate)

➢	80% of all purchases by consumers nationwide are made within 20 miles of where people live and work (Kelsey Group).

➢	In 2014 local businesses spent $1 billion on Internet advertising. By 2017 they will spend more than $5 billion for online advertising (Kelsey Group).

The last digital frontier for coupons is delivering online coupons to the store’s point of sale system, eliminating fraud and securing “brick & mortar” transactions.

Revenue Model

The Company’s revenue comes from each of the following core lines of business:

➢	Multi-year software license fees from merchants or service providers utilizing the SmartCard platform; the Company projects these fees to be paid as monthly service fees ranging from $25 to $75 per store;

➢	Promotional set-up fees per product per cycle and transaction or distribution fees ranging from 3 to 10 cents per distributed promotion from CPG companies and merchants;

➢	Transaction or redemption/clearing fees ranging from 3 to 8 cents per redeemed and cleared coupon from CPG companies and merchants;

➢	Licensing of intellectual properties.

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Intellectual Properties

SmartCard's management team recognizes that it is inventing unique, leading-edge methods for the distribution and redemption of electronic promotions and coupons. To safeguard these valuable intellectual properties and provide a measure of protection for the Company and its shareholders, SmartCard has engaged in extensive patent activity. Patent applications have been initiated covering all aspects of SmartCard's unique coupon distribution and redemption methods. These activities place SmartCard in a strong intellectual property position and have created a significant barrier to potential competition.

To date, over twenty (20) patents have been awarded and the Company has a number of additional patent applications pending.

The loyalty and incentive industry is an estimated $85 billion industry1 that spends approximately $14 billion on rewards and fulfillment and another $15 billion on software and services. These investments by both Consumer Packaged Goods (“CPG”) companies and merchants to build loyalty toward their products and merchant retail locations continue to deliver a strong return on investment.

Regarding “loyalty”, the number of Americans having loyalty cards continues to increase as results demonstrate that loyal customers:

➢	visit retail locations four times more often than transient customers,
➢	spend 40% more per transaction than their counterparts,
➢	spend 3.5 times as much per year at a location, and
➢	account for over 60% of the sales in most retail locations.

_______________________

[1] Kahmann Elements Report dated August 2016; Altamont Partners; IDC Consulting.

While the concepts of “loyalty” marketing and “loyalty” programs are popular, most loyalty programs in operation today do not truly reward loyalty. For example, many large supermarket chains offer “loyalty” cards. If the consumer has the card, the consumer receives a discount on a number of items. If the consumer does not have the card, the discounts are not available. The discounts are not related to any specific “loyal” behavior but instead are tied only to whether the consumer has the card.

In today’s competitive marketplace, merchants need loyalty programs that can be tailored to fit their specific needs and that provide incentives for their customers to remain loyal.

The number of Americans having loyalty cards has more than doubled since 2015, with 55% of Americans owning at least one loyalty card. Households with annual income over $75,000, once enrolled, have a 71% participation rate, and increase spending by 27%. Clearly, the concept of “loyalty” is accepted by consumers. Coupling effective loyalty programs with consumers’ demonstrated acceptance of the “loyalty marketing” concept is an important initiative for most merchants.

The “coupon” industry, a large subset of the loyalty and incentive industry, is also a target for improvement. Consumer Packaged Good (“CPG”) companies have found that traditional paper coupons allow them to reach a large segment of consumers with promotional offers. However, the redemption rates for paper coupons remain very low. Moreover, coupon distribution is costly and inefficient; the value of marketing information is limited; and processing requires extensive manual labor with little financial controls.

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For merchants, coupons are popular but costly and, in many cases, ineffective.

SmartCard Systems, Inc. ("SmartCard" or the "Company") provides a unique set of software tools that enables loyalty and coupon promotion creation, distribution, redemption and clearing.

SmartCard’s loyalty programs, coupon distribution, and electronic redemption and processing products enhance merchant loyalty programs and solve many of the inefficiencies and challenges associated with existing promotion and coupon programs. Additionally, SmartCard’s unique system solves many of the inefficiencies and challenges associated with the existing manual-labor intensive coupon, rebate and promotion redemption and clearing services in use today.

With this unique technology, SmartCard is poised to begin introducing its loyalty products to merchants immediately. SmartCard’s initial target market is the underserved small to mid-size merchant and grocery store operator. During this initial phase, revenues are being generated by charging merchant’s a small monthly fee for use of SmartCard’s loyalty and coupon software.

Additionally, SmartCard charges a transaction fee for processing both the distribution and the “clearing” of coupons and promotions.

Once SmartCard has established a critical mass of merchants, SmartCard will capitalize upon its access to a large number of consumers, available though the network of merchants, to deliver CPG coupons and promotions to consumers. This strategy serves to both add an additional significant revenue stream and increase the coupon clearing transaction fee revenues for the Company.

Merchant Loyalty Programs

Loyalty marketing is a key component to most merchants. Loyalty marketing has been defined as "doing well all of those things that influence the perception of our customers, resulting in them shopping more regularly with us."2 Numerous merchants employ a variety of techniques to influence loyalty. These techniques include clean, easy-navigating stores, a wide assortment of quality products and marketing programs such as card-based frequent shopper programs and paper-based voucher and punch-card programs. It is these specific marketing programs that have become subjects of criticism.

For many merchants, the "frequent shopper card" program merely provides discounts to "card- holders" regardless of store loyalty or the value of the customer to the merchant. The merchant’s very best customer receives the exact same discount as the customer that rarely shops with the merchant but happens to have a frequent shopper card. Merchants recognize that this type of program is not true loyalty marketing.

Other marketing programs provide for merchants to print out paper "vouchers" for customers as certain pre-set spending thresholds are achieved. Customers then collect and save the paper vouchers to redeem merchandise within the store at a later date. Similarly, merchants employ punch cards where a customer's paper card is punched or stamped as spending thresholds are achieved. When the entire card has been punched or stamped, the customer may bring the card into the store and redeem the card for merchandise within the store.

While these programs do encourage loyal shopping and offer rewards for specific spending behavior with the merchant, they are costly to implement and administer and can be cumbersome for consumers to enjoy. As such, merchants are actively seeking marketing programs that are designed to truly enhance store loyalty with cost-effective, reliable methods to identify their best customers and reward these customers for their loyalty.

___________________

[2] Loyalty Marketing: The Second Act, p. 4. Author, Brian Wolf, 2015.

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Promotion Industry

CPG companies spent in excess of $7 billion to distribute over 335 billion paper coupons in 2015. According to NPD, coupon distribution was dominated by newspapers with 48% of all coupons distributed via inserts in newspapers. Other coupon distribution methods included store circulars with 26%, mail packs with 12%, and on-line with 3%.

Without question, the coupon industry has challenges as the coupon redemption rate has remained at approximately 1.5% for several years. On the other hand on-line sites such as Smartsource.com claim redemption rates as high as 15 – 20% due to their ability to provide more targeted offers.

In addition to low redemption rates, additional challenges include rising paper, printing and distribution costs. For the most part, these increasing costs have been passed on to the manufacturers who are paying to have the coupons distributed.

Additionally, with computerized copying equipment becoming more sophisticated, coupon printing must continuously be closely controlled to reduce the potential for fraud. An estimated 10% to 30% of the approximately $3.7 billion in coupons redeemed annually are fraudulently mis-redeemed. This 10% to 30% mis-redemption rate represents a range of $370 million to $1.1 billion in losses. By comparison, the entire credit card fraud loss in the United States is estimated to be $1 billion.

Even more alarming is the compelling evidence linking coupon fraud activities directly to the funding of terrorist organizations including those terrorist organizations responsible for the first World Trade Center bombing and the September 11, 2001 attacks.

Another factor is that coupons are not "user-friendly" for consumers. Coupons must be clipped, organized, carried to the store, matched with product selections and then delivered at the time of checkout. The incredibly low coupon redemption rate provides clear evidence that some of these "unfriendly" aspects cause millions of distributed coupons to be ignored and discarded by consumers.

Finally, the manual handling of coupons at checkout slows the transaction process frustrating consumers.

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In addition to the challenges that consumers face with the current process, merchants also experience excess cost due to the inefficiency of managing these coupon programs:

➢	Coupons require a significant ongoing labor investment for the merchants,
➢	Coupons must be counted and recorded prior to being sent to the coupon clearing houses,
➢	Merchants must maintain detailed coupon data, and
➢	Merchants must continuously reconcile their records with the information provided by the coupon clearinghouses.

As for manufacturers, coupon programs take months to plan and implement. Once a coupon program is in place, there are very few programs that allow manufacturers to evaluate a coupon program while it is ongoing. In addition, manufacturers are unable to evaluate the results of most coupon programs until well after the programs have been completed. These factors, coupled with the low redemption rates, the potential for coupon fraud and the accounting challenges that coupon activities create, all illustrate the inefficiencies and challenges that manufacturers must evaluate when considering traditional coupon programs.

Finally, paper-based coupon systems do not produce timely or accurate marketing information. Both merchants and manufacturers favor “pin-point” or "targeted" marketing and consumer data, but the current paper based systems simply do not deliver such data.

SmartCard’s software products enable manufacturers and merchants to operate and administer loyalty, coupon and gift card programs. These products enable merchants to design a loyalty and gift card via the Internet; create a network of merchants for any given offer; graphically create loyalty offers and Internet coupon offers; administer the steps to create and release an offer (e.g. discount amount, start and stop dates, graphic approval, content approval); distribute the offers in a secure environment directly to the point-of-sale; and review the results via management reports available in a secure environment. SmartCard’s core products consist of the following:

➢	LoyaltyExpress – web base software tool for the authoring and publishing of loyalty programs with rewards triggered by frequency, recency, or monetary program rules.

➢	CouponExpress – web base software tool for the authoring and publishing of electronic promotions.

➢	StoreFront Central – host coupon & loyalty gateway server supporting the distribution of promotions to store locations and business rules for merchant loyalty programs.

StoreFront® Direct-to-Checkout System

Program Definition Flowchart

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The Direct-to-Checkout System consists of the following components:

Consumer Experience or User Interface -- SmartCard allows merchants to utilize their web site to encourage their customers to search for promotional offers. Alternatively, SmartCard will work with merchants to create a user interface experience suitable for consumers.

Content Management Tools – To create promotions and publish content, SmartCard has developed the software tools CouponExpress and LoyaltyExpress to capture coupon or loyalty information (both image and promotion data) to enable a merchant, product manufacturer or theirdesignated agent to collect the data necessary to create and display an offer to a consumer as well as administer the transaction processing through the POS.

StoreFront Central – To distribute the promotions to merchant locations, SmartCard has developed software that can be described as Electronic-Promotion Gateway Technology to communicate user identification and associated promotion or coupon information to one or more retail locations.

As part of the in-store redemption process, SmartCard has developed software to receive user identification and discount/coupon information and communicate such information to a store chain, an individual store and a specific POS device. SmartCard’s software and/or hardware are able to fully communicate with a POS device (both receive and send). Messages may be customized on the register receipt showing the status of any loyalty program, the amount of any reward or discount as well as the reason for the reward or discount (e.g. "coupon savings"). All of the redemption information is captured, detailing customer information as well as offer information. Redemption information is then downloaded to a centralized promotion/coupon database. This data can then be extracted and reformatted into files appropriate to affect electronic coupon clearance or data analytics.

Redemption & Settlement – One or more third party vendors will enable the settlement between the consumer package goods (CPGs) manufacturers and the merchant. SmartCard has worked with major coupon clearinghouse (e.g. NCH & Inmar) and their file formats. As SmartCard achieves market penetration, the Company will be well positioned to serve as a trusted third party to rapidly verify coupon redemption for manufacturers and effect coupon clearing and settlement via automated means.

Data Analytics & Reporting – Working in concert with merchants and manufacturers, SmartCard or a third party data analytics firm can provide the detailed analysis of the redemption data and report the results to, the manufacturers or retailers.

SmartCard’s Core Products:

LoyaltyExpress

SmartCard has developed LoyaltyExpress®. This product provides merchants with an advanced loyalty software application that:

➢	Enables merchants to tailor multiple complimentary loyalty programs based upon actual consumer behavior using recency, frequency, and monetary parameters.
➢	Utilizes existing loyalty cards, the registration of existing payment cards or the introduction of new cards;
➢	Provides support for manufacturer’s SKU based loyalty accumulation and instant redemption of promotions;
➢	Provides low cost multi-lane solutions with real time integration to POS networks,
➢	Enables standalone implementations utilizing Verifone 3750 payment terminals,
➢	Enjoys seamless integration with CouponExpress®, SmartCard’s electronic coupon authoring and publishing application,
➢	Provides support for multi-level merchant definitions including coalitions, or multi- merchant loyalty programs.

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SmartCard’s LoyaltyExpress software package provides a broad range of features that are configured specifically for each merchant. These features include:

The Electronic Voucher / Gift Certificate

This program is designed to provide a customer with a reward for shopping at a merchant's store. In addition, this program is designed to replace the existing paper voucher programs that are widely used today with a customer-friendly electronic voucher program. With this program, an accumulator or counter is maintained for each customer and an expiration date for the promotion program. For each customer, the accumulator or counter maintains a running total of "credits" or "vouchers" earned. The total of electronic vouchers earned is printed on the register tape at the end of each transaction and the customer is no longer required to store or keep the paper vouchers. When the customer has achieved the designated number of electronic vouchers, an award certificate may be printed on the bottom of the customer's receipt.

Today, a number of grocers employ the paper voucher program to "give away" turkeys at Thanksgiving. Using SmartCard’s program, a customer could accumulate an electronic "voucher" each time she spent, for example, $35 in the store. When the customer has collected 10 electronic vouchers, a "reward" on the register tape would be printed out notifying the customer that, because of her loyal shopping, she has earned a free turkey.

Similarly, a merchant may offer a program where the customer's "total spend" in the store is accumulated. Once the customer has spent $300 in the store, a reward gift certificate for $10 off the next purchase would be printed for the customer loyal to that merchant.

Multi-Tier Pricing

This program is designed to enable merchants to select promotional items by UPC and then set different levels of rewards or discounts depending upon the customer's specific profile. By design, this program is a dramatic expansion of the existing "scan-based" grocery store loyalty programs offered by many grocery merchants today.

With this program, SmartCard’s provides multi-tier pricing on an item-by-item basis for those items discounted in the loyalty program. Items subject to the discount are flagged or marked at the shelf to indicate a multi-level discount (i.e. "Loyal Shopper Discount: .50 cents off plus a Membership Bonus Discount"). At checkout, the customer receives .50 cents off plus a Membership Bonus Discount. The Membership Bonus Discount is based upon the consumer profile information established by the merchant (for example, using "total spending over 6 months" as a criteria, customers are designated "gold level", "silver level", and "bronze level"). Accordingly, the gold level customer receives a Membership Bonus Discount of .20 cents on the item (for a total of ..70 cents off), the silver level customer receives a Membership Bonus Discount of .10 cents (for a total of .60 cents off) and the bronze level customer receives a Membership Bonus Discount of .05 cents on the item (for a total of .55 cents off).

During each shopping visit, customers are provided with an update of their current Membership Level as well as the requirements to achieve the next Membership Level with messages on the register tape and through interaction with store personnel.

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Customer Discount Level

This program is substantially similar to the Multi-tiered Pricing program as the reward or discount to the customer is based upon a customer profile maintained by SmartCard. Under this program, rather than item-by-item discounts, customers receive a discount on the "total purchase amount" based upon their customer profile. Top customers receive the greatest discount with the least profitable customers receiving the lowest level discount. For example, a department store may provide its "gold level" customers 15% off all purchases, "silver level" customers 10% off all purchases and "bronze level" customers 5% off all purchases. The merchant defines the parameters for customers to achieve each Membership level and, based up the merchant's objectives and criteria, the best customers receive the greatest total purchase discounts.

Multi-Buy Program Pricing or Electronic Punch Card

This program is designed to enable merchants to encourage customers to continue purchasing a particular product or group of products. Each time a customer purchases the specific product or a product from the group of products, SmartCard’s program "counts" the purchase. While there is no paper punch card involved, each "count" is effectively an electronic punch or stamp of a paper punch card. When a sufficient number of "counts" or electronic stamps have been achieved, the reward is given to the customer. For example, a sandwich shop may offer a program that provides for the customer to receive a free sandwich if the customer first purchases a certain number of similar sandwiches (i.e. buy 9 sandwiches, get the 10th one free).

Special Event Notification Program

This program is designed to alert the merchant to certain special events to enable the merchant to create a closer relationship with customers. With this program, customer specific data is stored and upon the occurrence of a special event, SmartCard’s software immediately notifies the merchant and, where appropriate, delivers an award or promotion to the customer. For example, a merchant may want to wish customers "happy birthday" when the customer is shopping on a date near their birthday. The customer's birthday is stored by SmartCard and, at checkout, the system recognizes the customer's birthday. The program may send a signal to the merchant's clerk alerting the clerk to the "special event" and prompting the clerk to wish the customer a happy birthday. A gift certificate for a free flower arrangement or other gift may be printed on the bottom of the customer's receipt.

Points Program

This program is designed to enable the merchant to offer "points" for various types of activities in the store such as "X points per dollar spent" or "Y points for purchase of this particular product" or "Z points just for purchasing a single item." At checkout, SmartCard recognizes the customer, calculates the points earned based upon the criteria established by the merchant and maintains a record of the customer's "points" balance. Such a program enables a merchant to reward loyal customers for shopping and purchasing within the merchant's store. The merchant may then offer points based rewards for merchandise offered within the store or network with other merchants to allow customers to redeem points earned in one store in other stores.

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Charitable Program

This program is designed to enable the merchant to build loyalty with customers by supporting charitable causes supported by the merchant and the merchant's customers.

Using SmartCard’s loyalty software, merchants can maintain a record of customer activity such as the total amount spent by a customer within a specified period of time. Customers are then informed that for each $X amount spent during the specific period of time, the merchant will contribute a defined amount of money to a specific charity, a disaster relief fund or other cause. At checkout, a message can be printed on the bottom of the register receipt to indicate the amount of the contribution the merchant would make to the designated charity based upon the customer's purchase.

School Contribution Program

This program is substantially similar to the Charitable Contribution Program in that it is designed to enable the merchant to build loyalty with customers by supporting the schools located in and around the community where the merchant is located.

With this program, the customer profile stored in the loyalty program includes the designation of a local school that the customer wishes to support. Using the SmartCard loyalty software, merchants maintain a record of customer activity such as the total amount spent by the customer. Customers are then informed that for each $X amount spent in the merchant's store, the merchant will contribute a defined amount of money to the school designated by the customer. At checkout, a message may be printed on the bottom of the register receipt that indicates the amount of the contribution the merchant will make to the designated school.

Target Marketing Program

This program is designed to enable merchants to offer targeted offers to customers based upon specific purchases by the customer in the merchant's store.

For example, the merchant may achieve a higher profit margin on a "private label" brand than achieved on a name brand product. Using SmartCard’s software, the merchant can monitor the purchases of their customers and generate a report identifying all of the customers that purchase the name brand product. The merchant can then send to these customers, via mail, email, or messages on the register receipt, a coupon or promotion enticing the customer to switch to the "private label" brand of the product.

Similarly, a merchant may also use the SmartCard loyalty software to monitor customer purchases and identify those customers that do not purchase certain products from the merchant. For example, the merchant may want to identify those customers that never shop in the "hardware" section of the merchant's stores and then send to those customers, via mail, email or messages on the register receipt, a coupon or promotion encouraging the customer to shop in the merchant's "hardware" section.

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CouponExpress

CouponExpress® is a web based application that allows merchants, manufacturers or membership organizations to create, maintain, and publish promotional offers from manufacturers to Internet sites. CouponExpress® is the newest application of the StoreFront® suite of promotional software. Unlike most print at home coupon solutions, CouponExpress® provides a secure, direct delivery of the promotion to a participating merchant's POS network or payment terminal eliminating the need to cut and carry coupons before shopping. Key features of the StoreFront CouponExpress® product include:

➢	POS system independent,
➢	Coupons delivered from Internet sites or other Internet means,
➢	Unlimited number of promotions may be published and distributed,
➢	Secure delivery of promotion to POS network eliminating most cases of coupon fraud,
➢	Less expensive to distribute than paper coupons,
➢	Higher redemption rates then paper coupons,
➢	Near real time delivery of program results, and
➢	More convenient for the consumer.

CouponExpress® was designed to support three types of users, the Consumer, Merchants and Consumer Package Goods (CPG) companies.

The consumer site, as detailed below, allows users to view promotions displayed on an Internet site and distribute the selected offer(s) to:

➢	a multi-lane retail environment via SmartCard’s StoreFront software, or
➢	a single lane (or stand-alone) merchant environment using the Verifone 3750 payment terminal.

The Merchant's site allows merchant users to create and maintain offers while also being able to view reports on current coupon distributions and redemptions. Listed below is a detailed description of both the Consumer’s experience as well as the Merchant and CPG manufacturer experience.

Consumer Experience

The consumer site allows consumers to login and select from a variety of offers made by the merchant or participating manufacturers. The consumer is presented a login page from a merchant’s web site (in this example, Kroger). Here the user has the option to either login or, if they do not have a username and password, to register providing key information for future communications.

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Registration

By filling out the Registration form below, a user can obtain access to the main part of the site where manufacturers' promotions are listed. As illustrated below, the registration form has a few check-boxes that establish a profile for each user. Examples below include the optional "I have kids" and "I have pets" checkboxes that allow the merchant to set up specific offers targeting only to consumers who have indicated they have either kids or pets during the registration process.

The registration process also includes the input of a Loyalty ID field. This field is used to identify the consumer at POS and once scanned will automatically retrieve the coupons selected by the consumer and delivered to the merchant’s POS system. In addition to the Loyalty ID field, CouponExpress® allows consumers to register payment cards as a form of identification for loyalty transactions. Each option is configured specifically for the program a merchant may individually implement.

Selecting Coupons

Once the user has logged in, she will be presented with a list of coupons to select from. A consumer can choose as many or as few coupons as she wishes. When all of the desired coupons have been identified the consumer clicks on "Select Coupons" to complete the selection process. Once a coupon has been distributed it will no longer be presented to that specific consumer based upon the business rules established by the manufacturer. In addition manufacturers may limit the number of coupons to be distributed as part of the coupon management process.

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Available Coupons
$1.00 OFF CHEESE PLATTERS
Save $1 on all Cheese Platters
Please order 12 hours in advance
Exp 2004-12-31
VS SASSOON
Vidal Sasson HALF OFF!!!
Save 50% on Vidal Sasson
Exp 02/09/2004
while supplies last
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Swiffer
Save $3 on Swiffer Wet Jet mops
while supplies last
Exp 12/31/2004
Huge Savings!!!
Torengos
$1.00 off Torengos Large Size Chips
while supplies last
Exp 06/01/2004
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Selecting a Store

Once the selection process has been completed CouponExpress® presents the nearest available stores based upon the zip code provided during the registration process. The user then selects a participating store and clicks "Select Store" at which time a new screen will appear with the selected offers to be delivered to the store location.

Reviewing Choices

Before the coupons are sent to the select location, the user is given a chance to review their choices. Here the user has a chance to make any changes or corrections. By clicking on “send” all promotions are securely delivered to the StoreFront® software and are available at the Merchant’s location.

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Confirmation

The confirmation page informs the user that the transmission has been successful. The user will also receive an email to the same effect. A "Printer Friendly" page is available if the user wishes to print the page as a list for shopping.

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Congratulations
Your coupons have been sent to your selected store. You may redeem them at the store by using your Loyalty Card. For a printer friendly version of this page click here
Store: Kroger Store #002
45123 Sycamore St
Watkinsville, GA 30677
Card #: 40157863433
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Swiffer
Save $3 on Swiffer Wet Jet mops
while supplies last
Exp.12/31/2004
Save on SUNNY D!!!
$1 off all gallon size Sunny Delights
while supplies last
Exp.04/01/2004
Done
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Merchant / CPG Experience

The merchant / CPG site provides retailers with the ability to quickly:

➢	Establish users and user privileges,
➢	Create and maintain coupons and offers,
➢	Create and manage graphics and images associated with coupons,
➢	Create and maintain categories or groupings of coupons (i.e. frozen food, snacks), and
➢	Provide on-line near real time reporting on promotion activities.

Each of these Internet-based features are described and detailed in SmartCard’s User Manual provided to participating merchants and manufacturers. Each of these features has been designed to be "user friendly." For example, to create a coupon a merchant or manufacturer performs the following steps:

Creating a Coupon

Merchants can create promotion images using CouponExpress. By using templates and product images already maintained in CouponExpress, merchants can design or select promotion images to be used with any offer.

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Choose a template and color scheme.

The user is allowed to choose a template and color scheme. To choose a template, click on any template image on the left side of the screen. The template on the right will update with each selection. Once the desired template has been selected, choose the background and text colors. The text in the color fields is the color code of what has been chosen. The user clicks on "Pick" next to each box to choose the color to use. Once clicked, a small pop-up box will appear with a color grid. Click on the color to use and the site will be updated. Do this for both the background color and text color.

Choose Image

If the template has a placeholder for an image, the next step is to choose the image. To choose the image, select them from the list on the left. By clicking on them, the template on the right will update with the selected image.

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Enter Image Text

To fill in the image text, replace the sample text in the text fields on the left side of the screen. With each update, the text in the model template on the right will update to reflect the changes.

Select categories and enter image descriptors

The next step in the coupon creation process is to select the categories associated with the image and to enter the image description and marketing text. The description is used to describe the image only on the maintenance site.

StoreFront Central

As previously discussed, StoreFront Central is the software that provides the Loyalty program and Electronic-Coupon gateway to download consumer offers directly to retail locations; the software required at the retail location to communicate these offers directly to the various POS devices; and the software to capture the redemption information for either the coupons or the loyalty transaction events.

Retailer’s Loyalty card

Many supermarkets have a “loyalty program” enabling customers to receive “scan down” discounts funded by the supermarket. StoreFront does not impact on-going retail “scan down” programs, but rather compliments these existing programs with CPG manufacturer national or regional programs utilizing the same retailer issued or accepted loyalty card.

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Real-Time Offer Distribution

StoreFront enables coupon offers selected and linked to a consumer to be downloaded to the POS environment on a real-time basis for retailers with a WAN architecture. For the retailers without a WAN, SmartCard works with the merchant and provides support to ensure the coupon- linked information is downloaded. SmartCard's POS interface is operational at all times (24x7x365). SmartCard recommends appropriate backup at both the store level as well as designing a system architecture that includes backup servers for the regional concentrator.

Manufacturers Discounts and Loyalty Programs

SoftCard’s promotion authoring and workflow tools, CouponExpress and LoyaltyExpress, manage the status of promotions and provide six different potential states of the promotion during the approval process. These status conditions include: (1) Pending, (2) Approved, (3) Denied, (4) Active, (5) Suspended and (6) Expired. Other status conditions may be added as appropriate. Reports identifying the coupon status are available via a secured web site.

When a promotion or loyalty program expires on a given date, the status will automatically change to “expired” however such promotions may remain at the POS environment for a “grace period” provided by the CPG if previously selected by a consumer allowing the consumer a reasonable period of time to redeem the promotion. All promotions beyond the expired date and the “grace period” are removed from the retailer’s systems files and stored for reference in the StoreFront Central database.

Reporting Purchase History by Manufacturer

As the promotions are redeemed during the checkout process, the redemption information and associated consumer information is written to a file and transmitted to the regional concentrator (WAN architecture). This information is then consolidated and uploaded to the central coupon database. The offer detail includes the promotion code, product code(s), discount data, manufacturer (part of the UPC), transaction date & time and other identification and redemption data elements. The consumer information includes, among other things, the membership card identifier, coupon update, and active coupon pending information.

The architecture for both the multi-lane POS environment and the small single lane merchant environment are described below:

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Multi-lane Retailers Data Flow

For large multi-lane retailers such as grocery stores, the major elements of the proposed system architecture are displayed below:

Multi-Lane Retailer Data Flow Overview

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Multi-Lane Environment Solution

For multi-lane retail environments, SmartCard’s product offering includes both a "hardware/software solution" and a “software only solution”. The “software only solution” is offered for IBM based retailers satisfying market driven requirements for broad retail penetration. While a “software only solution” may be ideal for over 65% of the market (IBM market share), SmartCard believes a significant portion of the industry may require the installation of a low cost “hardware/software solution” such as the ML100, SmartCard’s multi-lane terminal. Examples of such cases might include those situations where:

➢	there is no excess capacity (disk space, memory or processor speed) on the existing store controller;
➢	for retailers where data integrity and security require a tamper proof environment for the coupon settlement application;
➢	multiple controller environments exist within a single merchant (usually through store chain acquisitions) and the same "software only solution" would not work for each controller environment; and
➢	third party POS providers own, support and have the exclusive right to develop new software for the POS system employed by the retailer.

The ML100 is a custom designed single board computer microprocessor with a hard drive disc and sufficient power to interact with up to 220 cash register stations simultaneously. Generally, two ML100s are installed in each store and these ML100 interact with all of the cash registers located within the store (note: two ML100s are installed to provide full hardware redundancy). The ML100s are placed in a non-intrusive location inside the store and are connected to the store's existing cash register system using "user exits" already imbedded in the store's system. This connection to the store's system enables the ML100s to monitor each cash register station as products are scanned for purchase. The ML100s store a table of "promotion codes" that correspond to eligible coupons and the terms and conditions of each coupon. When prompted, the ML100s monitor the products scanned, determines loyalty program or coupon eligibility and, where appropriate, delivers the actual loyalty reward, coupon or discount value to the cash register station and into the relevant transaction.

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SmartCard also offers a “software only solution” for multi-lane retailers utilizing the IBM 4690 store controller. The data flow is the same as the diagram above; however, the ML100 terminal would not be required. SmartCard has broadened its POS vendor “software only” support to include other POS Vendors and prior to installation of any system, SmartCard works with the merchant to assess the best solution for the merchant.

SmartCard’s POS interface captures all transactions that occur at POS and links promotional records “sent” to the store to a consumer at POS, or automatically linked to a registered membership card (i.e. barcode or magnetic stripe). The interface has been designed to accept any unique identifier such as a signature or biometric interfaces such as a fingerprint. StoreFront® also supports the ability to automatically link discounts from manufacturers to a merchant or credit card and not require the selection process by a consumer.

While StoreFront does support loyalty card numbers issued by a merchant, SmartCard’s POS interface is not limited by these card numbers. Third party card issuers can be integrated with existing merchant loyalty cards and can be used for one chain, the number of stores within a chain, or a number of chain store merchants (e.g. a Merchant Alliance”). The discounts selected by each customer are received from the StoreFront Central database and communicated to the store via SmartCard’s gateway server software.

Verifone Omni 3750 Solution

Verifone is leading the revolution at POS with the next generation of payment terminals offering retailers a cost effective “multi-application” payment terminal based on its Verix operating system. StoreFront® supports the creation of web based promotions which are distributed to the Omni 3750 terminal enabling membership organizations to establish a merchant network from a very broad range of retail segments. The major elements of the StoreFront 3750 architecture are displayed below:

Small Retailer Data Flow Overview

Using the Verifone 3750, the full suite of SmartCard’s products is available to small merchants. StoreFront provides merchants with the ability to create discounts and loyalty programs targeting cardholders using the Verifone 3750 payment terminal. Discount programs are defined in CouponExpress and LoyaltyExpress using a web based interface and can be both published to web sites and “pushed” to the merchants’ payment terminal. Members may elect to select the promotions from a web site or automatically receive offers “linked” to their membership card with the receipt tape personalized with the discount:

Marketing Strategy

The Digital Divide

Technology has transformed consumer’s lives. While traditions endure, technology has opened up easier, more effective ways of living day-to-day life. The flow of digital information has turned time-consuming processes like mail, paying bills, and shopping into instant events. The end benefit for consumers is more control over the way they live their lives.

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Coupon processing has yet to cross the digital divide. To date, the scalable technology has not existed. However, SmartCard has the scalable technology required and this technology, as it is implemented, will enable the coupon industry to move more rapidly into the more targeted, more effective digital future.

SmartCard’s technology is the first scalable direct-to-checkout electronic coupon system. Consumers access coupons on the Internet, click on their favorite brands and redeem them at the store automatically, invisibly, with no paper exchange.

To Consumer Package Goods marketers (CPGs) and merchants, SmartCard’s technology represents a new, more secure way to access consumers. A marketer can grow its user base, move product, encourage loyalty and provide consumers with ongoing added value, all at the click of a mouse. In addition, SmartCard’s system offers significant gains in efficiency versus traditional coupon methods – including decreased costs, simplified coupon distribution, real-time offer management and fraud controls.

SmartCard’s marketing strategy is focused on establishing a network of merchants that utilize both SmartCard’s multi-lane merchant services and small merchant services connected via StoreFront, the backend server to include:

➢	electronic delivery of multi-lane and small merchant loyalty programs working directly with the merchants,
➢	electronic delivery of coupons working with News America Marketing (NAM) and other on-line promotional partners,
➢	automation of paper coupon redemption processing working with First Data as its strategic partner,
➢	support of strategic partners, licensees and membership associations.

The Company’s business plan and revenue model is based upon acquiring merchant relationships as rapidly as possible.

As these merchants are acquired and this infra-structure is developed, SmartCard will continue to develop creative promotion programs that enable the Company to drive new transaction- based revenues from SmartCard’s merchant base and will expand sales and marketing programs to target large audiences desired by CPG manufacturers.

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Sales Strategy and Target Markets

SmartCard has initiated its own direct sales efforts. As an initial focus, SmartCard has targeted small (less than 50 stores) to mid-sized (51 to 500 stores) convenience stores, specialty stores and grocery chains and, where appropriate the larger grocery store chains. Once a “critical mass” of stores (3,000 to 5,000 stores) has been achieved, SmartCard will begin to aggressively sell to CPG companies' coupon and promotion distribution opportunities, via SmartCard’s coupon products, to the large number of consumers that may be accessed through SmartCard’s network of stores.

SmartCard’s sales approach is designed to bring measurable value to each customer and set SmartCard apart from the competition. SmartCard will be positioned as a "problem solver" that has the ability to offer integrated, valuable, easy-to-use solutions. The Company has identified prospective customers and assessed many of these prospective customers in terms of their needs, existing programs, interest and proper points of contact. SmartCard will target and contact these prospective customers based upon the assessment of the "best prospects" for our products and services.

SmartCard will also capitalize upon its relationships with existing licensees and strategic partners to pursue merchants interested in loyalty programs, coupon distribution or coupon processing and clearing.

News America Marketing (NAM)

News America Marketing, an equity investor since 1999, and SmartCard have a strong relationship based upon SmartCard's initial shelf unit coupon test (see Case Study in Appendix) and a continuing relationship since 1999. NAM maintains on on-line coupon site SmartSource.com that allows consumers to print paper coupons from its site. As one of the largest distributor of coupons in the market today, NAM is a valuable, respected and trusted strategic relationship.

MBC Direct

MBC Direct and SmartCard have entered into a multi year license agreement. MBC has endeavored to create an extensive marketing network and is well positioned to market the Company's products. This relationship constitutes a significant revenue opportunity for SmartCard and the Company is constantly seeking ways to support MBC's efforts and further strengthen the SmartCard-MBC Direct relationship.

QLinks America

QLinks America and SmartCard have also entered into a multi year license agreement. QLinks has initiated a strong merchant advertising, coupon and loyalty program in the metropolitan Denver, Colorado area and SmartCard’s technology is a key component to the QLinks program. The SmartCard team and the QLinks team have established a strong, productive working relationship that is delivering an exciting product that has great potential for growth.

Targeted Alliances

The Company will also seek to expand its reach into the market by pursuing additional distribution, marketing or strategic agreements with financial transaction processors and paper coupon clearing companies.

Additionally, the Company will also seek to establish an indirect distribution network utilizing independent sales organizations (ISO) and transaction processors that have existing merchant relationships to support both regional and local merchant accounts.

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Through direct marketing efforts and working through strategic relationships, the Company will create a network of merchants. This network of merchants will be well served by the Company's loyalty and coupon products and will provide the Company with an extremely valuable base to reach consumers with mass and targeted advertising messages and coupons.

All of these sales activities will be oriented towards developing profitable relationships with merchants and creating this valuable network of stores that enables SmartCard to interact with large blocks of consumers and offer effective coupon and promotion products and services.

Several companies offer competing coupon and promotion systems. SmartCard continuously studies the activities of such companies and the various products and services that these companies offer. These activities enhance SmartCard's knowledge of the market and provide insights into the strengths and weaknesses of competitive products. This knowledge enables SmartCard to remain a leader in new product development. A brief description of some competitors follows:

News America Marketing (NAM)

News America Marketing, our strategic partner, is a subsidiary of News Corporation. Principal activities of this group include the delivery of coupons via Free Standing Inserts (FSI’s) in newspapers to more than 60 million households on a weekly basis.

In addition, the company has been an industry leader in delivering in-store product messages by placing advertisements on the shelf, and effectively gave rise to the in- store coupon and marketing industry. Today NAM has in-store Instant Coupon Machines (ICM’s) in over 30,000 grocery stores and pharmacies. These ICM’s dispense preprinted paper coupons for grocery and drug store items.

Catalina Marketing

Catalina Marketing achieved revenues in year 2005 of $410 million with a net income of $65.4 million, and has a market capitalization is in excess of $1.1 billion. The company has over 22 offices and more than 1420 employees throughout the USA, Europe and Japan. Catalina installs programmed coupon printers at each checkout scanner and cash register in the grocery store. The UPC scanner identifies each customer’s purchases. If the Catalina program has a competitive product coupon available (as compared to the customer’s current purchases), the Catalina printer will print a customer coupon for this competing product.

Catalina Marketing also offers a paper "voucher" program for its supermarket merchants where the Catalina printer prints out a paper "voucher" when a customer achieves certain pre-set criteria, i.e. $X amount spent in transaction. With this program, customers are given a paper voucher for spending $X amount in the store. The customer collects these paper vouchers and when a sufficient number of vouchers have been earned, collected and maintained, the customer brings the vouchers back to the store and uses them to redeem a reward.

Interactive Coupon Network (CoolSavings)

Interactive Coupon Network, originally based in Chicago, has developed a system for dispensing coupons on the Internet, giving advertisers immediate, targeted access to consumers. The company’s site, www.CoolSavings.com, offers coupons for non- grocery stores and restaurants and enables consumers to print them out.

The service also enables shoppers to receive photos and videos of featured products and lists of stores closest to homes. ICN has several features to ensure that consumers will come back. One item is c-mail, which shows the Cool-Savings, flashing in and out of a mailbox with a personalized coupon.

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Other Competitors

Other companies that offer potential competition include Cox Communications, ADVO, OneClip.com, Promo Edge, FLOORgraphics, Coinstar, Electronic Retailing Systems, Insignia Systems, and, most recently, Google announced plans to begin offering electronic coupons.

Competition Assessment

SmartCard is unique in that it is the only provider of a complete, end-to-end, loyalty and coupon distribution, redemption and clearing system. SmartCard’s unique approach has significant advantages over other competitive products as these products only address segments of the vast promotion and coupon industry. Nevertheless, the realized and projected growth of these companies validates that significant revenues can be generated with a business approach that solves the problems of SmartCard’s target industries. The competition is only addressing these problems piecemeal while SmartCard’s system offers comprehensive, end-to-end solutions.

Our approach offers a unique cost advantage and is significantly more "user-friendly" for consumers, merchants and manufacturers.

SmartCard has developed a number of new and exciting promotion and coupon technologies. The Company's technology provides the infrastructure for powerful loyalty program features, multiple electronic coupon distribution methods and an automated, electronic coupon redemption system. The Company has conducted and successfully completed extensive field-testing of its technologies.

Capitalizing upon the technologies that have been developed and tested, SmartCard is now marketing and selling its promotion, loyalty and coupon products and services. The efficient, easy to install and use SmartCard system creates significant benefits for consumers, merchants and manufacturers and eliminates many of the inefficiencies and problems inherent in the existing promotion, loyalty and coupon programs on the market today.

SmartCard has also assembled a formidable portfolio of patents and intellectual properties. These extensive intellectual properties and technologies give SmartCard a competitive advantage.

Employees

We have two full time employees, including our founder and president, William A Petty.

We believe that we have been successful in attracting experienced and capable personnel. Our employees have entered into an agreement with us requiring him not to compete or disclose our proprietary information. Our employees are not represented by any labor union. We believe that relations with our employee are excellent.

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Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of December 31, 2019:

As of December 31, 2019, the Zicix Corporation had no full-time employees, who were not an executive officer of the Company, and no part-time employees.

The directors and executive officers of the Company as of December 31, 2018 are as follows:

Position	Age	Date of Appointment	Approx. Hours Per Week

William Petty, President, CEO, CFO, Director	70	January 2016	40

Kurt Spenkoch, Board Director and Vice President	49	January 2016	40

William Petty, President, CEO, CFO, Director

2008 - Present: Franklin Mining, Inc.; CEO and President

2001 - Present: Stockholder

2005 - Present: Franklin Oil & Gas; Director and CEO

2000 - 2004: International Mineral and Mining; Stockholder-Owner

2000 - 2005: Pacifico Mining: Columbia - Director and Stockholder

2001 - 2005: El Indio Ranch; Owner

2000 - Present: Investment Group International; Stockholder and Partner

2001 - Present: Energy Management International; Stockholder and Partner

2001 - Present: Energy Management International; Chairman, Director and Stockholder

2002 - 2004: Global Link Technology: Stockholder

2002 - 2004: Mega Media; Consultant and Stockholder

2001 - 2003: Gkintelegent; Consultant and Stockholder

2000 - 2001: Touch Stone Energy; Consultant and Stockholder

2000 - 2002: Vector Energy; Consultant and Stockholder

1999 - 2000: Screen Media a/k/a Cell Power; Consultant and Stockholder

1997 - 2001: Ness Energy; Consultant and Stockholder

1997 - 2001: Flame Seal Products; Consultant and Stockholder

1995 - 1999: Winner Communication: Stockholder

1997 - Present: Centenary International Trading; Consultant and Stockholder - Argentina

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Kurt Spenkoch, Board Director and Vice President

Franklin Mining, Inc.

Vice-President and Member, Board of Directors 2003 to present

Investor

Oil & Gas Industry, San Antonio, TX 2003 to present

Area of focus: exploration

Investor

Imports, Exports and Distribution, San Antonio, TX 1999 to present

Area of focus: new technology imported from European manufacturers for U. S. distribution and export throughout South America

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

______

Employment Agreements

Mr. Petty has entered an employment agreement with the Company for a term of five years. Pursuant to her employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that the employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company as of December 31, 2019:

	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation
Name and Principal Position
William A Petty, CEO and Director	$0.00		0	$0.00
Kurt Spenkoch, Vice President, Director	0.00	0.00	0	$0.00

Total	$0.00		0	$0.00

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as disclosed herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Stock Options

The Company's stockholders have approved a 2019 Stock Option Plan, as previously adopted by our Board of Directors (the "Plan"). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase shares of our Common Stock. To date, no options have been issued.

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With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to ours, such option holder's incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

Bonus Plan for Executive Officers

The Company's Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

Management Stock Bonus Plan

Our Management Stock Bonus Plan provides that the Company shall establish a reserve of shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock. No shares have been issued under the plan.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreements

Our officers and directors have entered into employment agreements with the Company for a term of five years. Pursuant to this employment agreement, they have agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

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Legal/Disciplinary History

None of Zicix Corporation’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Zicix Corporation’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Zicix Corporation’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Zicix Corporation’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of December 31, 2018 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 83,455,000 shares of common stock deemed to be outstanding as of August 2, 2019.

The following table gives information on ownership of our securities as of June 30, 2019. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

COMMON STOCK

Name	Shares Held	Percentage of Shares Outstanding	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold

William A. Petty	50,000,000	7.5%	6.5%
11529 N. 120th St.
Scottsdale, AZ 85259

Petty International Inc.
215 W. Bandera, Ste 114-459
Boerne, TX 78006	100,000,000	15%	13%

10 Sevens
117 E. 37th St., Suite 377
Loveland, CO 80538	75,600,000	11.3%	9.9%

Total	225,600,000	33.8%	29.4%

SERIES A NON-CONVERTIBLE PREFERRED SHARES

Name	Shares Held	Percentage of Class Held

William A. Petty	100,000,000	100.0%
11529 N. 120th St.
Scottsdale, AZ 85259

Total	100,000,000	100.0%

55

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

The Common Stock

We are authorized to issue nine hundred million (900,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and one hundred million (100,000,000) shares of preferred stock with a par value of $0.0001 per share (the “Preferred Stock").

CAPITAL STOCK

Number and Designation. The total number of shares of all classes that this Corporation shall have authority to issue shall be NINE HUNDRED MILLION (900,000,000), of which EIGHT HUNDRED MILLION (800,000,000) shall be shares of common stock, par value $0.001 per share (“Common Stock”), and ONE HUNDRED MILLION (100,000,000) shall be shares of preferred stock, par value $0.0001 per share ("Preferred Stock''). The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for subscriptions to, or the purchase of, the capital stock to be issued by a corporation shall be paid in such form an din such manner as the board of directors shall determine. The board of directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation, or any combination thereof. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and non-assessable stock upon receipt by the corporation of such consideration. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications,limitations or restrictions thereof, are as follows:

Undesignated Common Stock. Shares of Common Stock not at the time designated as shares of a particular series pursuant to this Article (V)(B) or any other provision of the Articles of Incorporation may be issued from time to time in one or more additional series or without any distinctive designation. The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The board of directors shall determine the number of shares constituting each series of Common Stock and each series shall have a distinguishing designation.

56

Common Stock. Except as provided in these Articles or the designation of any series or class of capital stock, the holders of the Common Stock shall exclusively possess all voting power. Subject to the provisions of these Articles, each holder of shares of Common Stock shall be entitled to one vote for each share held by such holders.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any,to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any such event,the full preferential amounts to which they are respectively entitled, the holders of the Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

Each share of Common Stock shall have the same relative powers,preferences and rights as, and shall be identical in all respects with, allthe other shares of Common Stock of the Corporation.

Serial Preferred Stock. Shares of Preferred Stock not at the time designated as shares of a particular series pursuant to this Article (V)(D) or any other provision of these Articles of Incorporation may be issued from time to time in oneor more additional series. The board of directors may determine, in whole or in part,the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The board of directors shall determine the number of shares constituting each series of Preferred Stock and each series shall have a distinguishing designation. Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

Series A Preferred Stock. There shall be a series of the voting preferred stock of the Corporation which shall be designated as the "Series A Preferred Stock:” $.0001 par value, and the number of shares constituting such series shall be ONE HUNDRED MILLION (100,000,000). Such number of shares may be increased or decreased by resolution of the board of directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

57

Dividends and Distributions.

Subject to the rights of the holders of any shares of any series of preferred stock of the Corporation ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, $0.001 par value (the “Common Stock”), of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on or about the first day of January, April, July and October in each year (each such date being referred to herein as a"Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (subject to the provision for adjustment hereinafter set forth) 1 times the aggregate per share amount of all cash dividends and 1 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions,other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after July 1, 2010 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock,stock payable on the Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

58

Voting Rights.

The holders of shares of Series A Preferred Stock shall have the following voting rights:

Each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

Except as otherwise provided herein,the holders of shares of Series A Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

Except as otherwise set forth herein and except as otherwise provided by law,holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Certain Restrictions.

Whenever dividends or distributions payable on the Series A Preferred Stock as provided in are in arrears, thereafter and until all accrued and unpaid dividends and distributions,whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full,the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) except as permitted in herein below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; and

(iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

59

Reacquired Shares.

Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Corporation shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

Liquidation. Dissolution or Winding Up.

Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the"Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the"Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (C) of this Section 5 to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively.

In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any,which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

60

Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Ranking. The Series A Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Conversion. At any time after a holding period of one day from the date of issuance, the Series A Preferred Stock may be converted to shares of Common Stock at a ratio of one share of Series A Preferred Stock to 100 common shares by the Company's transfer agent. At such time of voluntary conversion, the Holder shall submit the certificate representing the Series A Preferred shares to the company's transfer agent together with an opinion letter of qualified counsel and release of restriction resolution from the Corporation. Upon the release of restriction of the certificate(s), the Corporation's transfer agent shall issue new Common Stock in the appropriate amount per conversion and cancel the relinquished preferred shares.

Fractional Shares. Series A Preferred Stock may be issued in fractions which are integral multiples of one one-hundredth of a share. Fractions of shares of Series A Preferred Stock may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation. The holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series A Preferred Stock represented by such depositary receipts.

Preemptive Rights

No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shalI have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

Repurchase Of Shares

The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

61

SECURITIES OFFERED

Current Offering

Zicix Corporation (“Zicix Corporation,” “We,” or the “Company”) is offering up to $3,000,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Transfer Online, Inc., Phone: (503) 227-2950 Email: carolyn@transferonline.com

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

62

ZICIX CORPORATION

BALANCE SHEET

December 31, 2019

Assets

December 31, 2019
Current Assets
Cash	$(340)
Notes receivable	7,760
Director Advances	85,000
Total current assets	92,420

Property and equipment
Machinery and equipment	20,000
Office equipment	40,000
Total Property & Equipment	60,000
Less: Accumulated depreciation	(29,165)
Total property and equipment	30,835

Other assets
Coupon redemption software	411,667
Investments	568,000
Total Other Assets	979,667
Less: Accumulated amortization	(80,700)
Net Other Assets	989,667

Total Assets	$1,021,922

Liabilities and Equity
Current Liabilities
Accounts payable	$23,430
Total current liabilities	23,430

Long term liabilities
Loans Payable to Taconic Media	82,223
Loans payable to directors	38,254
Total Long Term Debt	120,477

Total Liabilities	143,907

Deferred income tax credits
Net operating loss carryover	1,108,883

Shareholder’s Equity (Deficit)
Common Stock, $.001 par value outstanding 652,365,852 shares, 900 million shares authorized	65,237
Preferred Stock, $.0001 par value outstanding 100 million shares, 100 million shares authorized	1,000
Paid in capital	1,337,847
Retained Earnings	(1,634,952)
Total Shareholder Equity (Deficit)	(230,868)

Total Liabilities & Equity (Deficit)	$1,021,922

See notes to financial statements

F-1

ZICIX CORPORATION

STATEMENT OF INCOME (LOSS)

For the Period Ended December 31, 2019

December 31, 2019

Revenue	$–

Operating expense
Bank Service Charges	168
Internet WebSite Fees	1,208
OTC Markets Fee	3,350
Professional Fees	15,000
Transfer Agent Fees	1,827
Total Operating Expense	21,553

Net Operating Income	(21,553)

Other Income (Expenses)
Depreciation	(6,290)
Amortization	(15,440)
Total Other Expenses	(21,730)

Net Income (Loss)	$(43,283)

See notes to financial statements

F-2

ZICIX Corporation

Notes to Financial Statements

December 31, 2019

(Unaudited)

NOTE – 1 DESCRIPTION OF BUSINESS

The financial statements include the accounts of ZICIX Corporation (the“Company”), which was incorporated in Nevada on February 29, 1979. The company did a name change from Bederra Corporation to ZiCIX Corporation on January 24, 2011. On September 13, 2018, the Company Completed the acquisition of Marketing Digest, Inc. Zicix assumed full ownership of Marketing Digest (a 46 year old private company) and has appointed current management to remain in place and continue daily management of coupon redemptions using currently configured software and other operational procedures.

The Company continues working with separate consulting companies developing improvements to digital applications used in gathering (collecting, acquiring) and presenting retail coupons. It is thru the assets of Marketing Digest that Zicix will introduce multiple new products and services designed to provide consumers, retailers and manufacturers with efficient delivery and redemption options of shopping coupons, maximizing value for all and expediting processing for retailers and manufacturers. Marketing Digest will remain in its current Springfield, NJ location and will continue to operate under the leadership of present management.

NOTE – 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include valuation of convertible notes payable and the valuation allowance of deferred tax assets.

F-3

ZICIX Corporation

Notes to Financial Statements

December 31, 2019

(Unaudited)

Fair value of financial instruments and financial statements

The Company measures financial assets and liabilities in accordance with generally accepted accounting principles. The financial statements have been prepared in accordance with generally accepted accounting principles.

Revenue recognition

Revenue from sales of products and services is recognized when persuasive evidence of an arrangement exists, products have been shipped or services have been delivered to the customer, the price is fixed or determinable and collection is reasonably assured.

Stock-based compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees and earned. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Fixed Assets

Fixed assets are recorded at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of fixed assets and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Intangible Assets

Intangible assets with no determinable life are initially assessed for impairment upon purchase, with subsequent assessments required annually. When there is reason to suspect that their values have been diminished or impaired, a write-down is recognized as necessary. Intangible assets with rights that expire over time are amortized over the time period that the rights exist.

Income taxes

Income Taxes - The Company accounts for income taxes using the provisions of Statement of Financial Accounting Standards (“SFAS”) No.109, Accounting for Income Taxes. Under this standard, deferred tax assets and liabilities represent the estimated tax effects of future deductible or taxable amounts attributed to differences between the financial statements carrying amounts and the tax bases of existing assets and liabilities. The standard also allows recognition of income tax benefits for loss carry-forwards, credit carry-forwards and certain temporary differences for which tax benefits have not previously been recorded. Valuation allowances are provided for uncertainties associated with deferred tax assets.

F-4

ZICIX Corporation

Notes to Financial Statements

December 31, 2019

(Unaudited)

The Company adopted “Accounting for Uncertainty in Income Taxes”. These standards provide detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a “more- likely-than-not” recognition threshold. The Company had no unrecognized tax benefits. During the Quarter ended December 31, 2019 and the year ended December 31, 2019 no adjustments were recognized for uncertain tax benefits.

Net loss per share

The Company computes net earnings (loss) per share in accordance with ASC 260-10, “Earnings per Share.” ASC 260-10 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

NOTE 3 – Property Plant & Equipment

Machinery & Equipment	$20,000
Office Equipment	40,000
Total PPE	60,000
Less Accumulated Depreciation	(29,165)
Net Property Plant & Equipment	$30,835

NOTE 4 – Long term debt ( Notes payable )        $120,477

Notes due to Taconic Media LLC total $ 82,223

And Notes due to directors total $ 38,254 all

Carry interest rates of 6.25%. All notes are In excess of 1 year in length.

F-5

ZICIX CORPORATION

BALANCE SHEET

December 31, 2018

Assets

December 31, 2018
Current Assets
Cash	$506
Notes receivable	7,760
Director Advances	35,000
Total current assets	43,266

Property and equipment
Machinery and equipment	20,000
Office equipment	40,000
Total Property & Equipment	60,000
Less: Accumulated depreciation	(22,875)
Total property and equipment	37,125

Other assets
Coupon redemption software	595,000
Investments	568,000
Total Other Assets	1,163,000
Less: Accumulated amortization	(65,260)
Net Other Assets	1,097,740

Total Assets	$1,178,131

Liabilities and Equity
Current Liabilities
Accounts payable	$23,430
Total current liabilities	23,430

Long term liabilities
Due Taconic Media LLC	86,938
Due directors	37,774
Total Long Term Debt	124,712

Total Liabilities	148,142

Deferred income tax credits
Net operating loss carryover	1,108,883

Shareholder’s Equity (Deficit)
Common Stock, $.001 par value outstanding 551,365,852	55,137
Paid in capital	1,462,698
Retained Earnings	(1,433,045)
Current income (loss)	(163,684)
Total Shareholder Equity	(78,894)

Total Liabilities & Equity (Deficit)	$1,178,131

See notes to financial statements

F-6

ZICIX CORPORATION

STATEMENT OF INCOME (LOSS)

For the Period Ended December 31, 2018

	For the quarter ended December 31, 2018	For the year ended December 31, 2018

Revenue	$–	$–

Operating expense
Director fees	–	6,500
Bank service charges	30	120
Corporate management	42,031	42,031
Corporate registration	–	139
Interest	825	825
Internet website	–	785
Miscellaneous	–	110
OTC markets	–	3,700
Press releases	–	1,100
Professional fees	20,000	61,500
Transfer agent fees	–	3,256
Telephone	–	158
Total operating expense	62,886	120,224

Net operating income (loss)	(62,886)	(120,224)

Other income (expenses)
Depreciation	(3,125)	(12,580)
Amortization	(7,720)	(30,880)
Total other expenses	(10,865)	(43,460)

Net Income (Loss)	$(73,751)	$(163,684)

See notes to financial statements

F-7

ZICIX CORPORATION

STATEMENT OF CASH FLOWS

For the Period Ended December 31, 2018

Year ended December 31, 2018

Cash flows from operating activities
Net Profit (Loss)	$(73,751)

Add back Depreciation	3,145
Adjustments to reconcile net (loss) to net cash used in operating activities:
Stock based compensation	0
Trade accounts payable change	65,676
Accrued liabilities change	4,940
Cash used in operating activities	70,606

Cash flows from investing activities	0

Cash flows from financing activities	0

Net cash increase for the period	10

Cash at the beginning of period	496

Cash at the end of the period	$506

See notes to financial statements

F-8

ZICIX Corporation

Notes to Financial Statements

December 31, 2018

(Unaudited)

NOTE - 1 DESCRIPTION OF BUSINESS

The financial statements include the accounts of ZICIX Corporation (the"Company"), which was incorporated in Nevada on February 29, 1979. The company did a name change from Bederra Corporation to ZICIX Corporation on January 24, 2011. On September 13, 2018, the Company Completed the acquisition of Marketing Digest, Inc. Zicix assumed full ownership of Marketing Digest (a 46 year old private company) and has appointed current management to remain in place and continue daily management of coupon redemptions using currently configured software and other operational procedures.

The Company continues working with separate consulting companies developing improvements to digital applications used in gathering (collecting, acquiring) and presenting retail coupons. It is thru the assets of Marketing Digest that Zicix will introduce multiple new products and services designed to provide consumers, retailers and manufacturers with efficient delivery and redemption options of shopping coupons, maximizing value for all and expediting processing for retailers and manufacturers. Marketing Digest will remain in its current Springfield, NJ location and will continue to operate under the leadership of present management.

NOTE - 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include valuation of convertible notes payable and the valuation allowance of deferred tax assets.

F-9

ZICIX Corporation

Notes to Financial Statements

December 31, 2018

(Unaudited)

Fair value of financial instruments and financial statements

The Company measures financial assets and liabilities in accordance with generally accepted accounting principles. The financial statements have been prepared in accordance with generally accepted accounting principles.

Revenue recognition

Revenue from sales of products and services is recognized when persuasive evidence of an arrangement exists, products have been shipped or services have been delivered to the customer, the price is fixed or determinable and collection is reasonably assured.

Stock-based compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees and earned. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Fixed Assets

Fixed assets are recorded at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of fixed assets and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Intangible Assets

Intangible assets with no determinable life are initially assessed for impairment upon purchase, with subsequent assessments required annually. When there is reason to suspect that their values have been diminished or impaired, a write-down is recognized as necessary. Intangible assets with rights that expire over time are amortized over the time period that the rights exist.

F-10

ZICIX Corporation

Notes to Financial Statements

December 31, 2018

(Unaudited)

Income taxes

Income Taxes - The Company accounts for income taxes using the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under this standard, deferred tax assets and liabilities represent the estimated tax effects of future deductible or taxable amounts attributed to differences between the financial statements carrying amounts and the tax bases of existing assets and liabilities. The standard also allows recognition of income tax benefits for loss carry-forwards, credit carry-forwards and certain temporary differences for which tax benefits have not previously been recorded. Valuation allowances are provided for uncertainties associated with deferred tax assets.

The Company adopted "Accounting for Uncertainty in Income Taxes". These standards provide detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a "more- likely-than-not" recognition threshold. The Company had no unrecognized tax benefits. During the year ended December 31, 2018 and 2017, no adjustments were recognized for uncertain tax benefits.

Net loss per share

The Company computes net earnings {loss) per share in accordance with ASC 260-10, "Earnings per Share." ASC 260-10 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

NOTE 3 - Property Plant & Equipment

Machinery & Equipment	$20,000
Office Equipment	40,000
Total PPE	60,000
Less Accumulated Depreciation	(22,875)
Net Property Plant & Equipment	$37,125

F-11

ZICIX Corporation

Notes to Financial Statements

December 31, 2018

(Unaudited)

NOTE 4 - Agreements

The company signed a consulting agreement dated December 20, 2017 with T8 Partners Inc. for business and strategic planning for a total compensation of 10 million free trading common stock shares. The shares were considered fully vested and earned as of the signing date December 20, 2017.

NOTE 5- Long term debt ( Notes payable)                     $124,712

Notes due to Taconic Media LLC total $86,938

And Notes due to directors total$ 37,774 all

Carry interest rates of 6.25%. All notes are In excess of 1 year in length.

F-12

Issuer Certification

I, William A. Petty, certify that:

1. I have reviewed this 2018 Annual Financial Statement of the Zicix Corporation;

2. Based on my knowledge, these statements do not contain any untrue statement(s) of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances wider which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3. Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in these statements, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

/s/ William A. Petty

Chairman, CEO & President

February 28, 2019

F-13

Exhibit 1

Zicix Corporation Shareholder Issuance History - Unaudited

January 1, 2016 through December 31, 2018

Fiscal Year Ended:	Date:	Issuance:		Total Common Shares Outstanding:
2015		No common shares were issued during Fiscal Year Ending 12/31/2015
		Shares Outstanding, Fiscal Year Ending 31 Dec 2015		103,789,338

2016	Dec 20	2,000,000 shares, common, issued to Ezat Rahimi in payment of a debt owed by previous management; these restricted shares were valued at $10,712.00	2,000,000
		Shares Outstanding, Fiscal Year Ending 31 Dec 2016		105,789,338

2017	Jan 16	5,400,000 shares, common, issued to Business Plan Two, LLC as partial
		distribution of a 2014 debt conversion; these restricted shares were
		valued at $540.00	5,400,000
	Jan 18	2,100,000 shares, common, issued to John Newton in payment of debt; these restricted shares were valued at $210.00	2,100,000
	Feb 9	50,000,000 shares, common, issued to William Petty, Chairman, CEO &
		President, as compensation; these restricted shares were valued at
		$5,000.00	50,000,000
	Feb 27	15,400,000 shares, common, issued to Business Plan Two, LLC as partial
		distribution of a 2014 debt conversion; these restricted shares were
		valued at $1540.00	15,400,000
	May I	5,000,000 shares, common, issued to Kurt Spenkoch, Secretary,
		Treasurer & Director, as compensation; these restricted shares were
		valued at $500.00	5,000,000
	May 1	5,000,000 shares, common, issued to Charles Goodwin, Vice-President,
		as compensation; these restricted shares were valued at $500.00	5,000,000
		Shares Outstanding, Fiscal Year Ending 31 Dec 2017		188,689,338

F-14

Fiscal Year Ended:	Date:	Issuance:		Total Common Shares Outstanding:

2018		Shares Outstanding, Fiscal Year Ending 31 Dec 2017		188,689,338
	Jan 16	250,000 shares, common, issued to Pablo Orbelli, Director, as compensation; these restricted shares were valued at $25.00	250,000
	Apr 24	34,970,000 shares, common, issued to Business Plan Two, LLC as partial
		distribution of a 2014 debt conversion; these restricted shares were valued at $3497.00	34,970,000
	July 27	93,000,000 shares, common, issued to Business Plan Two, LLC as partial
		distribution of a 2014 debt conversion; these restricted shares were
		valued at $9300.00	93,000,000
	Aug 24	57,500,000 shares, common, issued to Business Plan Two, LLC as partial
		distribution of a 2014 debt conversion; these restricted shares were
		valued at $5750.00	57,500,000
	Aug 24	56,900,000 shares, common, issued to Business Plan Two, LLC as partial
		distribution of a 2014 debt conversion; these restricted shares were
		valued at $5690.00	56,900,000
	Sep 4	2,000,000 shares, common, issued to Business Plan Two, LLC as partial
		distribution of a 2014 debt conversion; these restricted shares were
		valued at $200.00	2,000,000
	Sep 13	11,700,000 shares, common, issued to Marketing Digest, Inc as final
		payment on asset purchase; these restricted shares were valued at
		$1170.00	11,700,000
		Shares Outstanding, Fiscal Quarter Ending 30 Sep 2018		445,009,338

F-15

Fiscal Year Ended:	Date:	Issuance:		Total Common Shares Outstanding:

2018		Shares Outstanding, Fiscal Quarter Ending 30 Sep 2018		445,009,338
	2 Nov	1,000,000 shares, common, issued to Billie J Allred, Chief Financial Officer, as compensation; these restricted shares were valued at $10,000.00	1,000,000
	2 Nov	1,000,000 shares, common, issued to Kagel Law Professional Corp, in payment of legal fees; these restricted shares were valued at $10,000.00	1,000,000
	5 Nov	30,000,000 shares common, issued to Andrew Kallok, in payment of software development: as compensation; these restricted shares were valued at $275,000.00	30,000,000
	20 Dec	32,325,000 shares, common, issued to Taconic Media, LLC, in
		repayment of a $16,500.00 Promissory Note dated 17 Apr 17 and $825.00 interest; total value of this issuance is $17,325.00	32,325,000
	27 Dec	21,017,057 shares, common, issued to Graham R Williams, as 2018's payment to previous corporate management under terms of a non-dilution agreement; total value of this issuance is $21,017.06	21,017,057
	27 Dec	21,014,457 shares, common, issued to Herbert H Pratt, as 2018's payment to previous corporate management under terms of a non-dilution agreement; total value of this issuance is $21,014.46	21,014,457
		Shares Outstanding, Fiscal Year Ending 31 Dec 2018		551,365,852

F-16

ZICIX CORPORATION

BALANCE SHEET

December 31, 2017

Assets

Current Assets
Cash	$496
Notes receivable	7,760
Total current assets	8,256

Property and equipment
Machinery and equipment	20,000
Office equipment	40,000
Accumulated depreciation	(10,295)
Total property and equipment	49,705

Other assets
Coupon redemption software	320,000
Investments	100,000
Accumulated amortization	(34,380)
Total other assets	385,620

Total assets	$443,583

Liabilities and Equity
Current Liabilities
Accounts payable	$23,430
Due corporate agent	95,990
Due to officers	35,844
Accrued salaries	457,400
Accrued director fees	4,000
Accrued expenses	2,000
Total current liabilities	618,664

Long term liabilities
Notes payable	480,000
Total long term liabilities	480,000

Deferred income tax credits
Net operating loss carryover	1,108,883
Total deferred income tax credits	1,108,883

Shareholder’s Equity
Common 183,489,338 shares	18,349
Paid in capital	118,130
Retained earnings (deficit)	(1,355,663)
Dividends paid	(100)
Current income (loss)	(544,682)
Total shareholder’s equity	(1,763,966)

Total liabilities and equity	$443,581

See notes to financial statements

F-17

ZICIX CORPORATION

INCOME STATEMENT

For the Period Ended December 31, 2017

	3 Months Ended December 31, 2017	12 Months Ended December 31, 2017

Revenue	$–	$–
Operating expenses	815	504,222

Operating income (loss)	(815)	(504,222)

Depreciation	3,145	9,580
Amortization	7,720	30,880
Total other (expense)	(10,865)	(40,460)

Net income (loss)	$(11,680)	$(544,682)

See notes to financial statements

F-18

ZICIX CORPORATION

STATEMENT OF OPERATING EXPENSES

For the Period Ended December 31, 2017

	3 Months Ended December 31, 2017	12 Months Ended December 31, 2017

Officers salaries	$0	$325,000
Director fees	0	2,000
Accounting and auditing	0	800
Bank service charges	30	112
Corporate registration	197	197
Delivery expenses	21	21
Legal fees	0	3,500
meals and entertainment	0	55
office supplies	0	212
OTC markets	0	4,000
Professional fees	0	142,850
Licenses and permits	50	50
Transfer agent fees	427	25,212
Telephone	90	213

Total operating expenses	$815	$504,222

See notes to financial statements

F-19

NOTES TO FINANCIAL STATEMENTS

Note 1	These financial statements have not been subjected to an audit or review or compilation engagement and no assurance is provided on them.

Note 2	The financial statements do not include a statement of cash flows.

Note 3	Substantially all disclosures required by accounting principles generally accepted in the United States are not included.

F-20

Issuer Certification

I, William A. Petty, certify that:

1.	I have reviewed this Supplemental Information Disclosure Statement & Financial Statements of the Zicix Corporation;

2.	Based on my knowledge, these statements do not contain any untrue statement(s) of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3.	Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in these statements, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

/s/ William A. Petty

Chairman, CEO & President

30 March 2018

F-21

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Articles of Incorporation
2.2	Articles of Merger
2.3	Articles of Designation
2.4	Certificate of Amendment
2.5*	Bylaws
3.1*	Specimen Stock Certificate
3.2	Statement of Unanimous Consent of Directors and Majority Shareholders
4.1	Subscription Agreement
6.1	Incentive Stock Option Plan
6.2	Management Stock Bonus Plan
6.3	Performance Bonus Plan
6.4	Employment Agreement of William A Petty
6.5	Indemnification Agreement of William A Petty
6.6	Employment Agreement of Kurt Spenkoch
6.7	Indemnification Agreement of Kurt Spenkoch
6.8	Stock Sale and Purchase Agreement
6.9	Promissory Note
7.1	Plan and Agreement of Merger
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1	Opinion of Lux Law, P.A.

_________________________

* To be filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas on January 28, 2020.

(Exact name of issuer as specified in its charter):	Zicix Corporation

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ William A. Petty
William A. Petty, Chief Executive Officer (Principal Executive Officer).

(Date): January 28, 2020

Treasurer, Secretary

/s/ William A. Petty
William A. Petty Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): January 28, 2020

SIGNATURES OF DIRECTORS:

/s/ William A. Petty	January 28, 2020
William A. Petty, Director	Date

/s/ Kurt Spenkoch	January 28, 2020
Kurt Spenkoch, Director	Date